UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2005

ENGELHARD CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	1-8142	22-1586002
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
101 Wood Avenue, Iselin, New Jersey	08830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (732) 205-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 26, 2005, Engelhard Corporation (the “Company”) issued a press release announcing its earnings for its second quarter of fiscal year 2005. A copy of the release is furnished herewith as Exhibit 99.1.

The information furnished under this Item 2.02, including Exhibit 99.1, shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENGELHARD CORPORATION
(Registrant)

Date:	July 26, 2005	/s/ Michael A. Sperduto
Michael A. Sperduto
Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated July 26, 2005 relating to Engelhard Corporation’s earnings release for the second quarter of 2005.

EXHIBIT (99.1)

News	Contact Ted Lowen (Media) 732-205-6360 Gavin Bell (Investor Relations) 732-205-6313 Ref. #C1418 Engelhard Corporation 101 Wood Avenue P.O. Box 770 Iselin, NJ 08830-0770

For immediate release

ENGELHARD REPORTS SECOND-QUARTER RESULTS

ISELIN, NJ, July 26, 2005 - Engelhard Corporation (NYSE: EC) today reported net earnings for the second quarter ended June 30 of $58 million, or 47 cents per share, which included a special charge of five cents per share resulting from the decision to discontinue manufacturing operations at one facility. The Company reported net earnings of $68 million, or 54 cents per share, for the same period in 2004, which included a benefit of six cents per share resulting from an agreement with the U.S. Internal Revenue Service with respect to the Company’s tax returns for 1998 through 2000.

Second-quarter revenues were $1.1 billion, approximately even with the prior-year period.

“Improved pricing coupled with our hallmark focus on productivity delivered growth in our technology segments,” said Barry W. Perry, chairman and chief executive officer. “A balanced approach of driving growth and managing the business mix across our enterprise enabled us to deliver ongoing earnings results in line with expectations.”

Second-Quarter Operating Results

Operating earnings from Environmental Technologies were $28 million including the $10.4 million special charge. Excluding the special charge operating earnings increased 17% in the quarter to $38 million. Revenues rose 12% to $251 million. The increase in earnings resulted from growth in emission-control technologies for certain mobile-source markets and improved productivity, offset by unfavorable volume and mix in light-duty vehicles.

Revenues from Process Technologies increased 8% to $173 million. Operating earnings grew 1% to $23 million, driven primarily by continued demand for technologies for petroleum refining.

Revenues from Appearance and Performance Technologies increased 1% to $187 million. Operating earnings of $20 million were down 14% versus the prior year as the positive impact of recent acquisitions in cosmetics and personal care was more than offset by the continuing negative impact of higher natural gas prices and general labor strikes affecting the paper industry in Finland and Canada.

Operating earnings from Materials Services were $6 million, an increase of $3 million versus a year ago. Revenues were $480 million, compared with $525 million in last year’s second quarter.

Earnings from equity investments were $7 million in the second quarter as the company’s Asian joint ventures continued to deliver solid performance.

Engelhard Corporation is a surface and materials science company that develops technologies to improve customers’ products and processes. A Fortune 500 company, Engelhard is a world-leading provider of technologies for environmental, process, appearance and performance applications. For more information, visit Engelhard on the Internet at www.engelhard.com.

Forward-looking statements: This document contains forward-looking statements in management’s comments. There are a number of factors that could cause Engelhard’s actual results to vary materially from those projected in the forward-looking statements. For a more thorough discussion of these factors, please refer to page 30 of Engelhard’s 2004 Form 10-K, dated March 11, 2005.

ENGELHARD CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Thousands, except per-share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Net sales	$1,106,025	$1,107,775	$2,132,695	$2,147,807
Cost of sales	920,176	938,034	1,778,352	1,818,710
Gross profit	185,849	169,741	354,343	329,097
Selling, administrative and other expenses	105,702	96,594	204,770	191,443
Special charge	10,362	—	10,362	—
Operating earnings	69,785	73,147	139,211	137,654
Equity in earnings of affiliates	7,432	8,364	15,542	13,303
Gain on investment	61	—	180	—
Interest expense, net	(6,546)	(4,563)	(11,326)	(9,469)
Earnings before income taxes	70,732	76,948	143,607	141,488
Income tax expense	12,835	8,953	27,757	23,152
Net earnings	$57,897	$67,995	$115,850	$118,336

Earnings per share - basic	$0.48	$0.55	$0.96	$0.96

Earnings per share - diluted	$0.47	$0.54	$0.94	$0.94
Cash dividends paid per share	$0.12	$0.11	$0.24	$0.22
Average number of shares outstanding - basic	120,191	123,650	120,943	123,904
Average number of shares outstanding - diluted	122,276	126,040	123,064	126,202
Actual number of shares outstanding at end of period	120,112	124,289	120,112	124,289

Had compensation cost for Engelhard’s stock option plans been determined based on the fair value at grant date consistent with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure,” (assuming SFAS No. 123 was adopted on its effective date of October 1995), Engelhard would have reported net earnings and diluted earnings per share as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
Pro forma information (in thousands, except per-share data)	2005	2004	2005	2004
Net earnings - as reported	$57,897	$67,995	$115,850	$118,336
Net earnings - pro forma	57,102	67,193	112,777	114,714
Diluted earnings per share - as reported	0.47	0.54	0.94	0.94
Diluted earnings per share - pro forma	0.47	0.53	0.92	0.91

ENGELHARD CORPORATION
BUSINESS SEGMENT INFORMATION
(Thousands)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2005	2004	Change	2005	2004	Change
Net Sales
Environmental Technologies	$250,534	$224,209	12%	$491,895	$462,646	6%
Process Technologies	172,559	159,214	8%	320,540	291,434	10%
Appearance and Performance Technologies	186,594	185,238	1%	360,469	351,531	3%
Technology segments	609,687	568,661	7%	1,172,904	1,105,611	6%
Materials Services	480,202	525,153	-9%	930,683	1,016,252	-8%
All Other	16,136	13,961	16%	29,108	25,944	12%
Total net sales	$1,106,025	$1,107,775		$2,132,695	$2,147,807	-1%

Operating Earnings
Environmental Technologies	$28,034 (a)	$32,755	-14%	$64,534 (a)	$69,744	-7%
Process Technologies	23,306	23,066	1%	42,363	39,362	8%
Appearance and Performance Technologies	20,484	23,806	-14%	38,548	38,857	-1%
Technology segments	71,824	79,627	-10%	145,445	147,963	-2%
Materials Services	5,891	2,754	114%	10,284	6,122	68%
All Other	(7,930)	(9,234)	-14%	(16,518)	(16,431)	1%
Total operating earnings	69,785	73,147	-5%	139,211	137,654	1%
Equity in earnings of affiliates	7,432	8,364	-11%	15,542	13,303	17%
Gain on Investment	61	—		180	—
Interest expense, net	(6,546)	(4,563)	43%	(11,326)	(9,469)	20%
Earnings before income taxes	70,732	76,948	-8%	143,607	141,488	1%
Income tax expense	12,835	8,953	43%	27,757	23,152	20%
Net earnings	$57,897	$67,995	-15%	$115,850	$118,336	-2%

(a) Includes special charges of $10.4MM related to the Carteret manufacturing facility closure.

ENGELHARD CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Thousands)
(Unaudited)

	June 30, 2005	December 31, 2004
Cash	$28,261	$126,229
Receivables, net	480,549	410,382
Committed metal positions	488,496	457,570
Inventories	490,761	459,637
Other current assets	122,309	135,631
Total current assets	1,610,376	1,589,449
Investments	197,346	179,160
Property, plant and equipment, net	896,760	911,029
Goodwill	384,506	330,798
Other intangible and noncurrent assets	154,987	168,156
Total assets	$3,243,975	$3,178,592
Short-term borrowings	$38,490	$12,025
Accounts payable	337,594	375,890
Hedged metal obligations	401,873	292,880
Other current liabilities	267,198	248,872
Total current liabilities	1,045,155	929,667
Long-term debt	496,025	513,680
Other noncurrent liabilities	305,805	320,933
Shareholders’ equity	1,396,990	1,414,312
Total liabilities and shareholders’ equity	$3,243,975	$3,178,592

ENGELHARD CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Thousands)
(Unaudited)

	Six Months Ended June 30,
	2005	2004
Cash flows from operating activities
Net earnings	$115,850	$118,336
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and depletion	62,914	62,113
Amortization of intangible assets	2,416	1,845
Equity results, net of dividends	(6,659)	(3,356)
Net change in assets and liabilities:
Materials Services related	3,815	21,173
All other	(38,387)	(30,502)
Net cash provided by operating activities	139,949	169,609

Cash flows from investing activities
Capital expenditures	(53,599)	(44,591)
Proceeds from investments	—	1,988
Acquisitions and other investments	(93,828)	(6,240)
Net cash used in investing activities	(147,427)	(48,843)

Cash flows from financing activities
Increase (decrease) in short-term borrowings	5,948	(58,574)
Proceeds from issuance of long-term debt	66	51,136
Purchase of treasury stock	(82,895)	(51,123)
Cash from exercise of stock options	6,275	19,200
Dividends paid	(29,056)	(27,335)
Net cash used in financing activities	(99,662)	(66,696)

Effect of exchange rate changes on cash	9,172	(1,361)
Net (decrease) increase in cash	(97,968)	52,709
Cash at beginning of year	126,229	87,889
Cash at end of period	$28,261	$140,598